UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
December 15, 2006

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number 0-16469

Delaware                                                                         13-3275609
(State or other jurisdiction of                                          (I.R.S. Employer
incorporation or organization)                                         Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On December 15, 2006 and in accordance with the provisions of our 2004 Stock Option Plan, we granted options to purchase shares of our common stock at the fair market value on such date to the executive officers named below, exercisable for a 6 year period and vesting 20% each year commencing 1 year after the date of grant on a cumulative basis, so that each option shall become fully vested and exercisable on the 5th year from the date of grant:

Executive Officer	Number of Shares

Jean Madar	40,000
Philippe Benacin	40,000
Russell Greenberg	25,000
Philippe Santi	5,000
Frederick Garcia Pelayo	5,000

            On December 15, 2006 we increased the fee payable to non-employee directors for attendance at meetings of the board of directors to $2,000 per meeting and the annual fee payable to members of the audit committee of the board of directors to $4,000, both commencing in 2007.

Item 8.01. Other Events.

            On December 15, 2006 we increased our annual cash dividend for the 2007 calendar year to $.20 per share, payable quarterly in equal installments of $.05. The first quarterly cash dividend for 2007 of $.05 per share is to be paid on April 13, 2007 to shareholders of record on March 30, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: December 18, 2006

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President